REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and Shareholder of Franklin Global Trust

In our opinion, the accompanying statements of assets and liabilities present fairly, in all material respects, the financial position of Franklin Global Growth Fund and Franklin Global Aggressive Growth Fund (constituting Franklin Global Trust, hereafter referred to as the "Fund") at December 13, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP

Ft. Lauderdale, Florida
December 13, 2000